Exhibit 99.1

Investor Relations Contact: (214) 792-4415

Public Relations Contact: (214) 792-4847

SOUTHWEST AIRLINES TO ACQUIRE AIRTRAN;

SPREADING LOW FARES FARTHER

DALLAS, TX - September 27, 2010 – Southwest Airlines [NYSE:LUV] announced today that it has entered into a definitive agreement to acquire all of the outstanding common stock of AirTran Holdings, Inc. [NYSE:AAI], the parent company of AirTran Airways (AirTran), for a combination of cash and Southwest Airlines’ common stock.

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At Southwest Airlines’ closing stock price of $12.28 on September 24, 2010, the transaction values AirTran common stock at $7.69 per share, or approximately $1.4 billion in the aggregate, including AirTran’s outstanding convertible notes. This represents a premium of 69 percent over the September 24, 2010 closing price of AirTran stock. Under the agreement, each share of AirTran common stock will be exchanged for $3.75 in cash and 0.321 shares of Southwest Airlines’ common stock, subject to certain adjustments, based on Southwest Airlines’ share price prior to closing. Including the existing AirTran net indebtedness and capitalized aircraft operating leases, the transaction value is approximately $3.4 billion.

The agreement has been unanimously approved by the boards of directors of each company, and closing is subject to the approval of AirTran stockholders, receipt of certain regulatory clearances, and fulfillment of customary closing conditions.

“Today is an exciting day for our Employees, our Customers, the communities we serve, and our Shareholders,” said Gary C. Kelly, Chairman, President, and CEO of Southwest Airlines. “As we approach our 40th Anniversary of providing exceptional Customer Service at everyday low fares, the acquisition of AirTran represents a unique opportunity to grow Southwest Airlines’ presence in key markets we don’t yet serve and takes a significant step towards positioning us for future growth.

“This acquisition creates more jobs and career opportunities for our combined Employee groups, as a whole. It allows us to better respond to the economic and competitive challenges of our industry, and fits perfectly within our strategy for our fifth decade of service. It offers Customers more low-fare destinations as we extend our network and diversify into new markets, including significant opportunities to and from Atlanta, the busiest airport in the U.S. and the largest domestic market we do not serve, as well as Washington, D.C. via Ronald Reagan National Airport. The acquisition also allows us to expand our presence in key markets, like New York LaGuardia, Boston Logan, and Baltimore/Washington. It presents us the opportunity to extend our service to many smaller domestic cities that we don’t serve today, and provides access to key near-international leisure markets in the Caribbean and Mexico. Finally, this accelerates our goal to boost profits and achieve our financial targets.”

The acquisition will significantly expand Southwest Airlines’ low-fare service to many more Customers in many more domestic markets, creating hundreds of additional low-fare itineraries for the traveling public. Moreover, the expansion of low fares should generate hundreds of millions in annual savings to consumers. Based on an economic analysis by Campbell-Hill Aviation Group, LLP*, Southwest Airlines’ more expansive low-fare service at Atlanta, alone, has the potential to stimulate over two million new passengers and over $200 million in consumer savings, annually. These savings would be created from the new low-fare competition that Southwest Airlines would be able to provide as a result of the acquisition, expanding the well-known “Southwest Effect’” of reducing fares and stimulating new passenger traffic wherever it flies.

“Both companies have dedicated people with kindred Warrior Spirits, who care about each other, and who care about serving Customers. We will continue to build upon our outstanding Customer experiences, strong and unique Cultures, and award-winning, safe operations,” said Kelly. “We believe this acquisition can benefit all Stakeholders. Ultimately, we are very excited to spread low fares farther and look forward to working together with AirTran to realize the new opportunities and benefits we expect to derive from this combination.”

Bob Fornaro, AirTran Airways’ Chairman, President and CEO said, “This agreement is great news for our Crew Members, our shareholders, our customers and the communities we serve. Joining Southwest Airlines will give us opportunities to grow, both professionally as individuals and as a group, in ways that simply would not be possible without this agreement. This agreement with Southwest is a testament to the success and hard work of the more than 8,000 AirTran Crew Members who have built this airline. I am tremendously proud of the things we have accomplished together and look forward to continuing that great work during this next exciting chapter of our history.”

AirTran revenues and operating income, excluding special items, for the twelve months ending June 30, 2010, were $2.5 billion and $128 million, respectively. Southwest Airlines revenues and operating income, excluding special items, for the twelve months ending June 30, 2010, were $11.2 billion and $843 million, respectively. The proposed transaction, including the anticipated benefit of net synergies, but excluding the impact of one-time acquisition and integration costs, is expected to be accretive to Southwest Airlines pro forma fully-diluted earnings per share in the first year after the close of the transaction and strongly accretive thereafter. Net annual synergies are expected to exceed $400 million by 2013. One-time costs related to the acquisition and integration of AirTran are expected to be in the range of $300 million to $500 million.

As of June 30, 2010, the combined unrestricted cash and short-term investments of the two companies was $3.7 billion. Southwest Airlines intends to fund approximately $670 million in cash consideration for the transaction out of cash on hand. Since June 30, Southwest’s cash and short-term investments balance has increased from $3.1 billion to $3.3 billion. In addition, Southwest Airlines has a fully available, unsecured revolving credit facility of $600 million.

Based on current operations, the combined organization would have nearly 43,000 Employees and serve more than 100 million Customers annually from more than 100 different airports in the U.S. and near-international destinations. In addition, the combined carriers’ all-Boeing fleet consisting of 685 active aircraft would include 401 Boeing 737-700s, 173 Boeing 737-300s, 25 Boeing 737-500s, and 86 Boeing 717s, with an average age of approximately 10 years, one of the youngest fleets in the industry. Southwest Airlines also announced, previously, that it is evaluating the opportunity to introduce the Boeing 737-800 into its domestic network to complement its current fleet, providing opportunities for longer-haul flying and service to high-demand, slot-controlled, or gate-restricted markets. This acquisition supports Southwest Airlines’ evaluation of the Boeing 737-800.

Until closing, Southwest Airlines and AirTran will continue to operate as independent companies. After closing, Bob Fornaro will continue to be involved in the integration of the two companies. Southwest Airlines plans to integrate AirTran into the Southwest Airlines Brand by transitioning the AirTran fleet to the Southwest Airlines livery, developing a consistent Customer Experience, and consolidating corporate functions into its Dallas headquarters. Subject to receipt of necessary approvals, Southwest Airlines’ integration plans include transitioning the operations of the two carriers to a Single Operating Certificate. Plans for existing AirTran facilities will be developed by integration teams and decisions will be announced at appropriate times. The carriers’ frequent-flyer programs will be combined over time, as well.

Terms of the Agreement

Under the agreement, each share of AirTran common stock will be exchanged for $3.75 in cash and 0.321 shares of Southwest Airlines’ common stock, subject to certain adjustments. The number of shares to be issued by Southwest Airlines is subject to adjustment if the average of Southwest Airlines closing prices for the 20 trading days ending three trading days prior to closing is below $10.90 or above $12.46. This adjustment mechanism is intended to provide at least $7.25 in value and up to $7.75 in value per share of AirTran common stock. If the average closing price noted above exceeds $12.46, the value will be $7.75 with fewer shares of Southwest common stock issued. If the average closing price noted above is less than $10.90, the value will be $7.25 with additional shares of Southwest common stock issued. Additionally,

Southwest Airlines has the option of substituting cash in lieu of issuing incremental shares if the average closing stock price is less than $10.90. Assuming an exchange ratio of 0.321 and the conversion of AirTran’s outstanding convertible notes, AirTran stockholders would receive approximately 57 million shares of Southwest Airlines common stock, which represents approximately seven percent of the pro forma Southwest Airlines common shares outstanding, as well as approximately $670 million in cash.

Citigroup Global Markets Inc. and Dahlman Rose & Company acted as financial advisors to Southwest Airlines. Vinson & Elkins L.L.P. acted as legal counsel to Southwest Airlines.

Conference Call and Webcast Information

Southwest Airlines will discuss the strategic acquisition of AirTran with the analyst and investor community on a conference call at 7:30 am Central (8:30 am Eastern) today. A live broadcast and replay of the conference call will be available at www.southwest.com/investor_relations and www.lowfaresfarther.com.

Press Conference

Southwest Airlines will present the key benefits of the acquisition at a live press conference today from Southwest Airlines Headquarters in Dallas, Texas, at 9 am Central (10 am Eastern). A live broadcast and replay of the conference will be available at www.lowfaresfarther.com.

* Economists from Campbell-Hill Aviation Group, LLP (Alexandria, Va.) were retained by Southwest Airlines to evaluate the potential benefits of the transaction for the traveling public.

About Southwest Airlines

After nearly 40 years of service, Southwest Airlines (NYSE: LUV) continues to differentiate itself from other low fare carriers—offering a reliable product with exemplary Customer Service. Southwest Airlines is the nation’s largest carrier in terms of originating domestic passengers boarded, now serving 69 cities in 35 states. Southwest also is one of the most honored airlines in the world known for its commitment to the triple bottom line of Performance, People, and Planet. To read more about how Southwest is doing its part to be a good citizen, visit southwest.com/cares to read the Southwest Airlines One Report TM. Based in Dallas, Southwest currently operates more than 3,200 flights a day and has nearly 35,000 Employees systemwide.

About AirTran

AirTran Airways, a subsidiary of AirTran Holdings, Inc. (NYSE: AAI) and a Fortune 1000 company, has been ranked the number one low cost carrier in the Airline Quality Rating study for the past three years. AirTran Airways is the only major airline with Gogo Inflight Internet on every flight and offers coast-to-coast service on North America’s newest all-Boeing fleet. Airtan’s low-cost, high-quality product also includes assigned seating, Business Class and complimentary XM Satellite Radio on every flight.

Note Regarding use of Non-GAAP Financial Measures

This press release includes financial information that was not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and should not be considered as an alternative to the information prepared in accordance with GAAP. Reconciliations of Southwest’s non-GAAP results to GAAP results are available on the investor relations section of Southwest’s website at www.southwest.com, and reconciliations of AirTran’s non-GAAP results to GAAP results are available on the investor relations section of AirTran’s website at www.airtran.com.

Important Information for Investors and Stockholders

Communications in this press release do not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed acquisition of AirTran by Southwest Airlines will be submitted to the stockholders of AirTran for their consideration. In connection therewith, Southwest Airlines will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) that will include a proxy statement of AirTran that also constitutes a prospectus of Southwest Airlines. Southwest Airlines and AirTran also plan to file other documents with the SEC regarding the proposed transaction. SOUTHWEST AIRLINES URGES INVESTORS AND SECURITY HOLDERS OF AIRTRAN TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about Southwest Airlines and AirTran, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Southwest Airlines will be available free of charge on Southwest Airlines website at www.southwest.com under the tab “Investor Relations” or by contacting Southwest Airlines Investor Relations Department at (214) 792-4415. Copies of the documents filed with the SEC by AirTran will be available free of charge on AirTran’s website at www.airtran.com under the tab “Investor Relations” or by contacting AirTran’s Investor Relations Department at (407) 318-5187.

Southwest Airlines, AirTran and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of AirTran in connection with the proposed transaction. Information about the directors and executive officers of Southwest Airlines is set forth in its proxy statement for its 2010 annual meeting of shareholders, which was filed with the SEC on April 16, 2010. Information about the directors and executive officers of AirTran is set forth in its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 2, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements relating to Southwest’s plans and expectations with respect to the acquisition of AirTran and the anticipated impact of the acquisition on Southwest’s financial and operational results, including without limitation, the expected impact of the acquisition on (i) Southwest’s strategies and goals; (ii) its growth opportunities and competitive position; (iii) its Customer experience, offerings, and benefits; (iv) its future operations, including fleet plans; (v) its integration plans; and (vi) its results of operations, including expected synergies and earnings and cash flow impact. These forward-looking statements are based on Southwest’s current intent, beliefs, expectations, and projections and are not guarantees of future performance. These statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the possibility that the transaction is delayed or does not close, including due to the inability of Southwest and AirTran to obtain all approvals necessary or the failure of other closing conditions; (ii) Southwest’s ability to successfully integrate AirTran’s business and realize the expected synergies from the transaction; (iii) the impact of the economy on demand for air travel and fluctuations in consumer demand generally for the services to be provided as a result of the transaction; (iv) the impact of fuel prices and economic conditions on Southwest’s business plans and strategies; (v) actions of competitors, including without limitation pricing, scheduling, and capacity decisions, and consolidation and alliance activities; and (vi) the impact of governmental regulations on Southwest’s operations.

Southwest cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risks is contained in Southwest’s and AirTran’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. Southwest undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.